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                                                                   Exhibit 99.C

[GRAPHIC OMITTED]
     FLORIDA
     PROGRESS
    CORPORATION

Corporate Relations Department, St. Petersburg, Florida



           FLORIDA PROGRESS CORPORATION DECLARES QUARTERLY DIVIDEND/
                     SHAREHOLDERS APPROVE BOARD NOMINATIONS


ST. PETERSBURG, FL -- AUGUST 17, 2000 - Florida Progress Corporation's board of directors today declared a quarterly cash dividend of 55 1/2 cents per share on the company's outstanding common stock. The quarterly dividend is payable on September 20, 2000 to shareholders of record at the close of business on September 5, 2000.

In a separate action, at the Annual Shareholders Meeting earlier today where shareholders approved the share exchange with CP&L Energy, Florida Progress shareholders elected three directors for three-year terms expiring in 2003. They are as follows: Michael P. Graney, Joan D. Ruffier and Robert Stuart Jr.

Florida Progress (NYSE:FPC) is a Fortune 500 diversified utility holding company with assets of $6.2 billion. Its principal subsidiary is Florida Power, one of the nation's leading electric utilities committed to serving its 1.4 million customers in Florida with competitively priced energy, excellent reliability, and outstanding customer service. Diversified operations include rail services, marine operations and coal mining.

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Mary Estes
727-820-5348

INVESTOR RELATIONS CONTACT:
Greg Beuris
727-920-5734